EXHIBIT 2

Execution Version

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2016.

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL SEPTEMBER 7, 2016.

Warrant Certificate No.: 2016 Series A-1	5,240,717 Warrants entitling the Holder to purchase, subject to cancellation or adjustment, one Common Share for each Warrant represented hereby

WARRANT CERTIFICATE

BATTLE MOUNTAIN GOLD INC.

(Incorporated under the laws of British Columbia)

THIS IS TO CERTIFY THAT, for value received, GOLD STANDARD VENTURES CORP., of Suite 610 – 815 West Hastings Street, Vancouver, B.C.  V6C 1B4 (the “Holder”), is the registered holder of 5,240,717 common share purchase warrants (the “Warrants”).  Each Warrant entitles the Holder to subscribe for and purchase one fully paid and non-assessable common share (a “Common Share”) in the capital of BATTLE MOUNTAIN GOLD INC (the “Company”) at any time or times prior to 4:30 p.m. (Vancouver time) on May 6, 2018 (the “Expiry Date”) at a price (the “Exercise Price”) of CDN$0.37 per Common Share upon the terms and conditions set forth in this Warrant Certificate.

After 4:30 p.m. (Vancouver time) on the Expiry Date, this Warrant Certificate and all rights conferred hereby shall be void and of no value.

This Warrant Certificate and the Warrants represented hereby are non-transferable, save and except to an affiliate (as defined below) of the Holder.

The Warrants represented by this Warrant Certificate shall only be exercisable by the Holder if the proceeds from such exercise are required by the Company to fund the Royalty Buy-Down (as defined below) with Waterton Global Resource Management, Inc. or one of its affiliates (collectively “Waterton”) as contemplated in that certain subscription agreement made May 6, 2016 (the “Subscription Agreement”) between the Company and the Holder pursuant to which this Warrant Certificate has been issued.  For greater certainty, the Company shall not, prior to the Expiry Date, raise or seek to raise, without the prior written consent of the Holder, alternative sources of financing to fund the Royalty Buy-Down with Waterton other than from the Holder pursuant to the exercise of Warrants hereunder.

Subject to the terms and conditions set out herein, the Holder may exercise the Warrants represented by this Warrant Certificate, in whole or in part or parts (but not as to a fractional share) by surrender of this Warrant Certificate (with the subscription form attached hereto properly completed and endorsed) to the Company at #300 – 1055 West Hastings Street, Vancouver, B.C. V6E 2E9, together with a certified cheque, bank draft or wire transfer (in good same day funds) payable to or to the order of the Company in full payment of the purchase price of the number of Common Shares subscribed for. Notwithstanding the foregoing, if the Holder, with the prior authorization of the Company, issues common shares of the Holder (“Gold Standard Shares”) to or to the order of Waterton at any time and from time to time for the purposes of funding the Royalty Buy-Down, the cash equivalent value of the issue price of such Gold Standard Shares issued to or to the order of Waterton shall be applied towards the exercise of Warrants by the Holder hereunder for the issuance of Common Shares by the Company at the Exercise Price.

Subject to Section 2 below, in the event of any exercise of the Warrants represented by this Warrant Certificate, the Company shall deliver certificates for the Common Shares so purchased to the Holder within five business days after the Warrants represented by this Warrant Certificate have been so exercised.  Notwithstanding the foregoing, if the exercise of any Warrants represented by this Warrant Certificate will result in the Holder owning 20% or more of the then issued and outstanding Common Shares of the Company prior to the shareholders of the Company (the “Shareholders”) approving the creation of the Holder as a new control person of the Company (the “Creation of a New Control Person”) as contemplated in Section 2 below, the Company shall issue the excess number of Common Shares resulting in the Holder owning 20% or more of the then issued and outstanding Common Shares of the Company (the “Control Shares”) and deliver certificates representing such Control Shares to the Holder within five business days following the receipt of Shareholder approval for the Creation of a New Control Person, provided that if the Shareholders do not approve the Creation of a New Control Person in the Holder, the provisions of Section 3 below shall apply.   Subject to Section 4 of this Warrant Certificate, if the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall, unless this Warrant Certificate has expired, be entitled to receive a new Warrant Certificate representing the number of Common Shares, if any, with respect to which the Warrants represented by this Warrant Certificate have not been exercised or cancelled.

Upon exercise, Warrants so exercised will be void and of no value or effect.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances whatsoever.  The Company further covenants and agrees that during the period within which the Warrants represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

THE FOLLOWING TERMS AND CONDITIONS FORM PART OF THIS WARRANT CERTIFICATE

1.	In this Warrant Certificate, the following phrases and words have the following meanings unless otherwise indicated:

 “Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with, the Holder. For purposes of this Warrant Certificate, “control” means possession, directly or indirectly, of the power to direct or cause direction of management or policies through ownership of voting securities or by contract (whether voting trust or otherwise);

“Common Shares” means common shares in the capital of the Company;

“Current Market Price” in respect of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the TSX-V for any 15 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before such date, or, if the Common Shares are not listed on the TSX-V, on any other stock exchange on which the Common Shares are then listed as may be selected by the directors of the Company, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on said exchange or market, as the case may be, during the said 15 consecutive Trading Days by the aggregate number of Common Shares so sold or, if not traded on any recognized market or exchange, as determined by the directors of the Company, acting reasonably and in good faith;

“Exchange Basis” means, as at any time, the number of Common Shares which the Holder is entitled to receive upon the exercise of the Warrants represented by this Warrant Certificate and which, as at the date hereof, is equal to one Common Share per Warrant;

“Person” will be interpreted broadly to include individuals, firms, corporations, companies, partnerships, trusts, joint ventures, associations or other legal or business entities;

“Principal Securities Exchange” means any Canadian or United States national stock exchange or automated inter-dealer quotation system upon which the Common Shares are listed or quoted from time to time and which forms the primary trading market for the Company Shares;

“Royalty Buy-Down” has the meaning ascribed to such term in the Subscription Agreement;

“Trading Day”, with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market and otherwise means a day on which shares may be traded through the facilities of the Principal Securities Exchange on which the Common Shares are then listed (or if the Common Shares are not then listed on any stock exchange, then in the over-the-counter market); and

“TSX-V” means the TSX Venture Exchange.

In this Warrant Certificate, other words and phrases that are capitalized have the meaning assigned in this Warrant Certificate.

2.
The Holder shall not be issued any Common Shares by the Company pursuant to the exercise of Warrants which will result in the Holder owning 20% or more of the then issued and outstanding Common Shares of the Company until such time as the Shareholders have approved the Creation of a New Control Person of the Company in accordance with the terms and conditions of the Subscription Agreement.

3.
Any monies or Gold Standard Shares advanced by the Holder to or to the order of the Company or Waterton, as the case may be, (the “Royalty Advances”) from time to time for the purposes of funding the Royalty Buy-Down will be applied towards the exercise of Warrants by the Holder for the issuance by the Company hereunder of Common Shares at the Exercise Price, provided that if any Royalty Advances are made by the Holder prior to the Shareholders approving the Creation of a New Control Person in the Holder, the Company shall not issue any Common Shares to the Holder which will result in the Holder owning 20% or more of the then issued and outstanding Common Shares of the Company until such time as the Creation of a New Control Person in the Holder has been approved by the Shareholders.  In the event the Creation of a New Control Person in the Holder is not approved by the Shareholders, any outstanding Royalty Advances shall be deemed to constitute a non-interest bearing demand loan from the Holder to the Company.

4.
The issuance of Common Shares pursuant to the exercise of Warrants hereunder is directly connected and linked to the Royalty Buy-Down and any Warrants in excess of the total aggregate number of Warrants required to fund the Royalty Buy-Down in full as contemplated in the Subscription Agreement shall be cancelled.

5.	The Exercise Price and the Exchange Basis will be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If and whenever at any time after the date hereof and prior to the Expiry Date the Company will:

(i)
issue Common Shares, or securities exchangeable for or convertible into Common Shares, to all or substantially all the holders of the Common Shares as a stock dividend or other distribution (other than pursuant to this Warrant Certificate and the exercise of directors’, officers’, employees’ or service providers’ stock options granted under the Company’s stock option plan);

(ii)	subdivide, redivide or change its then outstanding Common Shares into a greater number of shares; or

(iii)	reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares,

(any of such events in these clauses (i), (ii) or (iii) being called a “Common Share Reorganization”), then the Exchange Basis will be adjusted effective immediately after the effective date of, or the record date at which the holders of Common Shares are determined for the purpose of, the Common Share Reorganization by multiplying the Exchange Basis in effect immediately prior to such effective date or record date by a fraction:

(A)
the numerator of which will be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such effective date or record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the effective date or record date on the basis upon which they first become convertible or exchangeable); and

(B)	the denominator of which will be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization,

The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this Section.

To the extent that any adjustment in the number of Common Shares issuable upon exercise of the Warrants occurs pursuant to subsection 5(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares to which the Holder is entitled on the exercise of the Warrants shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the number of Common Shares to which the Holder is entitled on the exercise  of  the  Warrants  which  would  then  be  in  effect  based  upon  the number of Common Shares actually issued and remaining issuable after such expiration.

(b)
If and whenever at any time after the date hereof and prior to the Expiry Date, the Company will issue to all or substantially all the holders of Common Shares rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share to the holder in the case of securities exchangeable for or convertible into Common shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Exchange Basis will be adjusted effective immediately after the record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

(i)
the numerator of which will be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants or options, if any), and

(ii)	the denominator of which will be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(B)	a number determined by dividing

(1)
the amount equal to the aggregate consideration payable by such holders upon the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the exchangeable or convertible securities issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants and options);

by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted in accordance with this Section 5. If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis will be readjusted effective immediately after such date of expiry to the Exchange Basis which would have been in effect on such date of expiry as if the only rights, options or warrants that had been issued in the Rights Offering were those that had been exercised. If at the date of expiry of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering, less than all of such securities have been exchanged or converted into Common Shares, then the Exchange Basis will be readjusted effective immediately after such date of expiry to the Exchange Basis which would have been in effect on such date of expiry as if the only exchangeable or convertible securities that had been issued in the Rights Offering were those that were exchanged for or converted into Common Shares.

(c)
If and whenever at any time after the date hereof and prior to the Expiry Date the Company will fix a record date for the issue or distribution to all or substantially all the holders of the Common Shares of:

(i)	shares of the Company of any class other than Common Shares;

(ii)	rights, options or warrants (other than rights, options or warrants issued pursuant to a Rights Offering) to acquire Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	evidences of indebtedness; or

(iv)	any cash, property or other assets;

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exchange Basis will be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(v)	the numerator of which will be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date, and

(vi)	the denominator of which will be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

(B)
the fair market value, as determined by action by the directors of the Company, acting reasonably and in good faith (whose determination will be conclusive), subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment will be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this Section 5.

(d)
If and whenever at any time after the date hereof and prior to the Expiry Date there will be a reclassification of Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer (other than to a wholly-owned subsidiary of the Company) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder upon exercising his right to receive Common Shares pursuant to the terms of this Warrant Certificate will be entitled to receive, and will accept in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property (including cash) which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon exercise.

(e)
Any adjustment of the Exchange Basis pursuant to subsections 5(a), (b), (c) and (d) above, including any readjustment, will include a corresponding adjustment to the Exercise Price which will be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which will be the Exchange Basis prior to the adjustment, and (ii) the denominator of which will be the Exchange Basis after the adjustment.

(f)
Forthwith upon the occurrence of any of the events referred to in the preceding subsections 5(a), (b), (c) and (d) above, the Company will give notice in writing to the Holder of the required adjustment, at the Holder’s address as written above.

6.	Rules Regarding Calculation of Adjustment of Exchange Basis

For the purposes of Section 5:

(a)
The adjustments provided for in Section 5 will be cumulative and such adjustments will be made successively whenever an event referred to therein will occur, subject to the following subsections of this Section 6.

(b)
If the purchase price provided for in any Rights Offering (the “Rights Offering Price”) is decreased, the Exchange Basis will forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to subsection 5(b) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of Section 5.

(c)
No adjustment in the Exchange Basis will be required unless such adjustment would result in a change to the then prevailing Exercise Price of at least 1% or of at least one-one hundredth of a Common Share based on the prevailing Exchange Basis provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(d)
No adjustment in the Exchange Basis will be made in respect of any event described in Section 5, other than the events referred to in clauses (ii) and (iii) of subsection (a) thereof, if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Warrants prior to or on the effective date or record date of such event.

(e)
No adjustment in the Exchange Basis will be made pursuant to Section 5 in respect of the issue from time to time of Common Shares purchasable on exercise of the Warrants, or directors’, officers’, employees’ or service providers’ stock options granted under the Company’s stock option plan.

(f)
If a dispute at any time arises with respect to adjustments provided for in Section 5, such dispute will, absent manifest error, be conclusively determined by the Company’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any further determination, absent manifest error, will be binding upon the Company and the Holder.

(g)
If the Company will set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and will, thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis will be required by reason of the setting of such record date.

(h)
In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Company will be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

(i)
As a condition precedent to the taking of any action which would require any adjustment pursuant to Section 5 hereof, the Company will take any action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the exercise the Warrants.

(j)
In case the Company, after the date hereof, will take any action affecting any Common Shares, other than action described in Section 5, which in the opinion of the directors acting reasonably and in good faith would materially affect the rights of Holder, the Exchange Basis will be adjusted in such manner, if any, and at such time, as the directors, in their sole discretion acting reasonably and in good faith, may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment in the Exchange Basis prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(k)
In any case in which Section 5 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to therein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder for any Warrants exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favor of the Holder of record of Common Shares or such other securities or property on or after the date of exercise of the Warrants or such later date as the Holder would, but for the provisions of this subsection (k), have become the holder of record of such additional Common Shares or such other securities or property pursuant to such exercise.

(l)	Any adjustments to the Exchange Basis and the Exercise Price pursuant to this Warrant Certificate shall be subject to the prior approval, if required, of the Principal Securities Exchange.

7.	The Warrants represented by this Warrant Certificate will not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

8.	The Warrants evidenced by this Warrant Certificate are non-transferable, except to an affiliate of the Holder.

9.
Subject to Section 8, the Warrants evidenced by this Warrant Certificate may be transferred only on the register kept at the offices of the Company and in accordance with applicable laws and upon compliance with the conditions herein by the registered Holder or the Holder’s legal representatives or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company and upon due execution by the Holder and its affiliate transferee of the transfer and acknowledgement in the form herein and upon compliance with such reasonable requirements as the Company may prescribe.

10.
No fractional shares shall be issued upon any exercise of the Warrants, and the number of Common Shares to be issued upon exercise of the Warrants shall be rounded down to the next whole number of Common Shares. The Company will not be required to issue fractional Common Shares in satisfaction of its obligations hereunder.

11.
Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate) and the Company’s reasonable charges, the Company will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

12.	Any certificates representing Common Shares issuable upon exercise of the Warrants represented by this Warrant Certificate issued PRIOR TO SEPTEMBER 7, 2016 shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2016.

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL SEPTEMBER 7, 2016

13.	Time shall be of the essence hereof.

14.
This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

IN WITNESS WHEREOF BATTLE MOUNTAIN GOLD INC. has caused this Warrant Certificate to be signed by its duly authorized officer this 6th day of May, 2016.

BATTLE MOUNTAIN GOLD INC.

Per: /s/ Ian Brown
 Chief Financial Officer
Authorized Signatory

Execution Version

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________,  Warrants of Battle Mountain Gold Inc. (the "Company") registered in the name of the undersigned on the register of the Company maintained therefor.

Dated the _______ day of _________________, 20___.

Signature of Transferor
guaranteed by:

Name of Bank, Trust Corporation, Brokerage House or Medallion Program Institution:	Signature of Transferor

Address of Transferor

(Note: The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.)

THE UNDERSIGNED hereby agrees to observe and be bound by the terms and conditions of this Warrant Certificate dated the 6th day of May, 2016.

Signature of Transferee
guaranteed by:

Name of Bank, Trust Corporation, Brokerage House or Medallion Program Institution:	Signature of Transferee

Address of Transferee

Execution Version

SUBSCRIPTION FORM

To:  Battle Mountain Gold Inc. (the “Company”)

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate. The undersigned hereby subscribes for the number of Common Shares indicated below pursuant to the terms of the Warrant Certificate, and encloses full payment of the purchase price for the number of Common Shares indicated below.

Full Name and Address	Number of Common Shares	Form and Amount of Payment (Cash or Gold Standard Shares)

(Please print. If securities are issued to a person other than the registered Holder of the Warrants, the Holder must pay to the Company all eligible taxes and the signature of the Holder must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program.)

Certificates representing securities will not be registered or delivered to an address in the United States.

DATED at ___________________ this ________ day of _______________, 201____.

Signature of Guarantor (if required)	Signature of Holder

Full Name of Holder

Address of Holder

The signature of the registered Holder must correspond with the name as written upon the face of the Warrant Certificate in every particular without alteration or any change whatsoever.

☐	Please check this box if the securities are to be delivered at the office where these Warrants are surrendered, failing which the securities will be mailed.